Contacts:	Rob Capps, Co-CEO Mitcham Industries, Inc. 936-291-2277
Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600

MITCHAM INDUSTRIES REPORTS
FISCAL 2020 THIRD QUARTER RESULTS

THE WOODLANDS, TX – December 4, 2019 – Mitcham Industries, Inc. (NASDAQ: MIND) (“Mitcham” or “the Company”) today announced financial results for its fiscal 2020 third quarter ended October 31, 2019.
Total revenues for the third quarter of fiscal 2020 was $10.7 million, compared to $8.9 million in the second quarter of fiscal 2020 and $14.7 million in the third quarter of fiscal 2019. The 20% sequential improvement was driven primarily by further growth within the Marine Technology Products segment. Year-over-year declines in revenue were primarily due to several sizeable system deliveries during the last year’s third quarter, as well as incremental revenue contributions from our former Australian subsidiary, SAP, which has since been sold and is no longer a part of the Company’s operations.
The Company reported a net loss of $2.0 million in the third quarter of fiscal 2020, compared to a net loss of $3.1 million in the second quarter of fiscal 2020, and a net loss of $5.2 million in the third quarter of fiscal 2019. Third quarter of fiscal 2020 net loss attributable to common shareholders was $2.6 million, or $(0.21) per share, compared to a loss of $3.6 million, or $(0.30) per share, in the second quarter of fiscal 2019, and a loss of $5.6 million, or $(0.47) per share, in the third quarter of fiscal 2019.
Adjusted EBITDA for the third quarter of fiscal 2020 was $198,000, compared to a loss of $1.0 million in the second quarter of fiscal 2020 and Adjusted EBITDA of $3.4 million in the third quarter of fiscal 2019. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to reported net loss and cash provided by operating activities in the accompanying financial tables.
Rob Capps, Mitcham’s Co-Chief Executive Officer, stated, “Our fiscal 2020 third quarter results came in slightly better than expected. We continue our strategic shift as we expanded our position in marine markets with our new technology and products. Our Marine Technology Products segment has accounted for approximately 70% of our total revenues so far this year. We saw sequential improvement this quarter not just in revenues, but also in operating income and adjusted EBITDA.

“As mentioned previously, we are working on a number of fronts to expand our product and technology offerings. We continued to increase our research and development expenses in the quarter and are exploring a number of initiatives to partner with others in order to expand our technology offerings in response to customer requirements. Order activity for our Marine Technology products segment remains robust with a firm order backlog of $12.5 million at the end of the third quarter. As indicated by order activity that we announced recently, we are still seeing healthy levels of customer interest and a number of inquiries for technologies such as BuoyLink, SeaLink and MA-X.
“Regarding our financial position, our capital structure remains strong, with no funded debt on our balance sheet and ample liquidity. We expect to produce positive Adjusted EBITDA and operating income in the fourth quarter of this fiscal year and believe we will maintain this momentum going into fiscal 2021,” concluded Capps.
CONFERENCE CALL
Management has scheduled a conference call for Thursday, December 5th at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2020 third quarter results. To access the call, please dial (412) 902-0030 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through December 12, 2019 and may be accessed by calling (201) 612-7415 and using passcode 13696799#. A webcast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations (713) 529-6600 or email mind@dennardlascar.com.

About Mitcham Industries

Mitcham Industries, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, Mitcham has a global presence with operating locations in the United States, Canada, Singapore, Malaysia, Hungary, Colombia and the United Kingdom. Mitcham’s worldwide Marine Technology Products segment, which includes its Seamap and Klein Marine Systems units, designs, manufactures and sells specialized, high performance, marine sonar and seismic equipment. Through its Equipment Leasing segment,

Mitcham believes it is the largest independent provider of exploration equipment to the seismic industry.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended October 31, 2019 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Tables to Follow

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	October 31, 2019	January 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$4,650	$9,389
Restricted cash	149	160
Accounts receivable, net of allowance for doubtful accounts of $2,069 and $2,113 at October 31, 2019 and January 31, 2019, respectively	12,947	12,082
Inventories, net	13,559	10,774
Prepaid expenses and other current assets	1,521	1,735
Assets held for sale	—	2,202
Total current assets	32,826	36,342
Seismic equipment lease pool and property and equipment, net	14,021	14,155
Operating lease right-of-use assets	2,455	—
Intangible assets, net	9,453	10,495
Goodwill	2,531	2,531
Deferred tax asset	68	68
Long-term receivables, net of allowance for doubtful accounts of $- at October 31, 2019 and January 31, 2019	—	712
Other assets	1,142	712
Long-term assets held for sale	—	286
Total assets	$62,496	$65,301
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,483	$1,534
Deferred revenue	210	1,040
Accrued expenses and other current liabilities	5,174	3,738
Income taxes payable	65	224
Operating lease liabilities - current	367	—
Liabilities held for sale	—	892
Total current liabilities	9,299	7,428
Operating lease liabilities - non-current	2,088	—
Other non-current liabilities	1,031	1,195
Total liabilities	12,418	8,623
Shareholders’ equity:
Preferred stock, at cost, $1.00 par value; 1,000 shares authorized; 928 and 830 shares issued and outstanding at October 31, 2019 and January 31, 2019, respectively	20,540	18,330
Common stock, $0.01 par value; 20,000 shares authorized; 14,097 and 14,049 shares issued at October 31, 2019, and January 31, 2019, respectively	141	140
Additional paid-in capital	123,721	123,085
Treasury stock, at cost (1,929 shares at October 31, 2019 and January 31, 2019)	(16,860)	(16,860)
Accumulated deficit	(73,044)	(63,973)
Accumulated other comprehensive loss	(4,420)	(4,044)
Total shareholders’ equity	50,078	56,678
Total liabilities and shareholders’ equity	$62,496	$65,301

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2019	2018	2019	2018
Revenues:
Sale of marine technology products	$8,062	$9,277	$20,762	$18,720
Equipment leasing	2,305	3,166	7,002	7,493
Sale of lease pool and other equipment	296	2,208	1,654	4,401
Total revenues	10,663	14,651	29,418	30,614
Cost of sales:
Sale of marine technology products	4,728	4,904	12,070	10,206
Equipment leasing (including lease pool depreciation)	1,833	3,296	6,124	10,120
Equipment sales	51	1,227	550	1,959
Total cost of sales	6,612	9,427	18,744	22,285
Gross profit	4,051	5,224	10,674	8,329
Operating expenses:
Selling, general and administrative	4,705	4,819	14,732	15,953
Research and development	629	175	1,442	857
Provision for doubtful accounts	—	—	—	200
Depreciation and amortization	646	579	1,947	1,816
Total operating expenses	5,980	5,573	18,121	18,826
Operating loss	(1,929)	(349)	(7,447)	(10,497)
Other income (expense):
Loss on sale (including $5,355 of net cumulative translation loss)	—	(4,905)	—	(4,905)
Interest (expense) income, net	(12)	12	(34)	47
Other, net	(27)	(198)	65	(57)
Total other (expense) income	(39)	(5,091)	31	(4,915)
Loss before income taxes	(1,968)	(5,440)	(7,416)	(15,412)
(Provision) benefit for income taxes	(60)	249	(163)	(273)
Net loss	$(2,028)	$(5,191)	$(7,579)	$(15,685)
Preferred stock dividends	(522)	(449)	(1,492)	(1,245)
Net loss attributable to common shareholders	$(2,550)	$(5,640)	$(9,071)	$(16,930)
Net loss per common share:
Basic	$(0.21)	$0.47	$(0.75)	$(1.40)
Diluted	$(0.21)	$0.47	$(0.75)	$(1.40)
Shares used in computing loss per common share:
Basic	12,158	12,119	12,135	12,100
Diluted	12,158	12,119	12,135	12,100

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Nine Months Ended October 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(7,579)	$(15,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,806	9,184
Stock-based compensation	611	575
Provision for doubtful accounts, net of charge offs	—	200
Provision for inventory obsolescence	23	140
Gross profit from sale of lease pool equipment	(987)	(1,848)
Loss on sale of business	—	4,905
Deferred tax expense	135	(365)
Non-current prepaid income taxes	(157)	472
Changes in:
Accounts receivable	(1,020)	(878)
Unbilled revenue	(302)	(2,435)
Inventories	(2,835)	(1,304)
Prepaid expenses and other current assets	240	(1,158)
Accounts payable, accrued expenses and other current liabilities	(392)	(626)
Deferred revenue	1,979	527
Foreign exchange losses net of gains	230	336
Net cash used in operating activities	(4,248)	(7,960)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	(1,939)	(1,424)
Acquisition of assets	—	(3,000)
Purchases of property and equipment	(893)	(696)
Sale of used lease pool equipment	1,415	4,124
Sale of business, net of cash sold	239	(147)
Net cash used in investing activities	(1,178)	(1,143)
Cash flows from financing activities:
Proceeds from exercise of stock options	25	—
Net proceeds from preferred stock offering	2,211	6,135
Preferred stock dividends	(1,492)	(1,245)
Net cash provided by financing activities	744	4,890
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	(68)	(314)
Net decrease in cash, cash equivalents and restricted cash	(4,750)	(4,527)
Cash, cash equivalents and restricted cash, beginning of period	9,549	10,146
Cash, cash equivalents and restricted cash, end of period	$4,799	$5,619

MITCHAM INDUSTRIES, INC.
Reconciliation of Net Loss and Net Cash Provided by Operating Activities to EBITDA and
Adjusted EBITDA
(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Reconciliation of Net loss to EBITDA and Adjusted EBITDA
Net loss	$(2,028)	$(5,191)	$(7,579)	$(15,685)
Interest expense (income), net	12	(12)	34	(47)
Depreciation and amortization	1,846	2,785	5,806	9,184
Provision (benefit) for income taxes	60	(249)	163	273
EBITDA (1)	(110)	(2,667)	(1,576)	(6,275)
Non-cash foreign exchange losses	15	5,605	156	5,618
Stock-based compensation	270	207	611	575
Cost of lease pool sales	23	265	117	899
Adjusted EBITDA (1)	$198	$3,410	$(692)	$817
Reconciliation of Net cash provided by operating activities to EBITDA
Net cash used in operating activities	$(745)	$(2,161)	$(4,248)	$(7,960)
Stock-based compensation	(270)	(207)	(611)	(575)
Provision for doubtful accounts	—	—	—	(200)
Provision for inventory obsolescence	(23)	(25)	(23)	(140)
Changes in accounts receivable (current and long-term)	1,425	5,199	1,322	3,313
Interest paid	13	—	40	2
Taxes paid, net of refunds	143	146	325	414
Gross profit from sale of lease pool equipment	207	602	987	1,848
Loss on sale of subsidiaries	—	(4,905)	—	(4,905)
Changes in inventory	463	(102)	2,835	1,304
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(1,005)	(511)	(1,587)	98
Changes in prepaid expenses and other current assets	(251)	(277)	(240)	1,158
Foreign exchange losses, net	(93)	(272)	(230)	(336)
Other	26	(154)	(146)	(296)
EBITDA (1)	$(110)	$(2,667)	$(1,576)	$(6,275)

1.EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, non-cash costs of lease pool equipment sales, stock-based compensation and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, we have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures and finance working capital requirements and. We believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(in thousands)
(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2019	2018	2019	2018
Revenues:
Marine technology products	$8,065	$9,305	$20,792	$19,025
Equipment leasing	2,622	5,386	8,732	11,906
Inter-segment sales	(24)	(40)	(106)	(317)
Total revenues	10,663	14,651	29,418	30,614
Cost of sales:
Marine technology products	4,752	4,918	12,176	10,497
Equipment leasing	1,884	4,535	6,674	12,091
Inter-segment costs	(24)	(26)	(106)	(303)
Total cost of sales	6,612	9,427	18,744	22,285
Gross profit	4,051	5,224	10,674	8,329
Operating expenses:
Selling, general and administrative	4,705	4,819	14,732	15,953
Research and development	629	175	1,442	857
Provision for doubtful accounts	—	—	—	200
Depreciation and amortization	646	579	1,947	1,816
Total operating expenses	5,980	5,573	18,121	18,826
Operating loss	$(1,929)	$(349)	$(7,447)	$(10,497)
Marine Technology Products Segment:
Revenues:
Seamap	$5,684	$5,537	$14,912	$11,103
Klein	2,381	3,092	5,783	6,195
SAP	—	1,085	101	2,362
Intra-segment sales	—	(409)	(4)	(635)
	8,065	9,305	20,792	19,025
Cost of sales:
Seamap	3,177	2,869	7,807	5,498
Klein	1,575	1,553	4,278	3,679
SAP	—	905	95	1,969
Intra-segment sales	—	(409)	(4)	(649)
	4,752	4,918	12,176	10,497
Gross profit	$3,313	$4,387	$8,616	$8,528
Gross profit margin	41%	47%	41%	45%
Equipment Leasing Segment:
Revenue:
Equipment leasing	$2,326	$3,178	$7,077	$7,505
Lease pool equipment sales	230	867	1,104	2,748
Other equipment sales	66	1,341	551	1,653
	2,622	5,386	8,732	11,906
Cost of sales:
Direct costs-equipment leasing	665	1,132	2,367	2,857
Lease pool depreciation	1,168	2,176	3,757	7,275
Cost of lease pool equipment sales	23	265	117	899
Cost of other equipment sales	28	962	433	1,060
	1,884	4,535	6,674	12,091
Gross profit (loss)	$738	$851	$2,058	$(185)

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